Exhibit 99.3
DIRECT EDI, LLC
BALANCE SHEETS
March 31, 2011 and 2010
(Unaudited; in thousands)

	March 2011	March 2010
ASSETS
Current Assets
Cash in Banks	$1,043	$461
Accounts receivable	173	149
Other current assets	15	16

Total Current Assets	1,231	626

Fixed Assets
Furniture and Hardware	79	63
Less accumulated depreciation	(38)	(32)

Total Fixed Assets	41	31

TOTAL ASSETS	$1,272	$657

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$90	$53
Prepaid fees	87	70
Income taxes payable	1	1
Deferred revenue	498	259

Total Current Liabilities	676	383

Long-Term Liabilities
Deferred revenue	674	429
Less: current portion	(498)	(259)

Total Long-Term Liabilities	176	170

TOTAL LIABILITIES	852	553

Equity
Common stock	3	3
Retained earnings	417	101

TOTAL EQUITY	420	104

TOTAL LIABILITIES AND EQUITY	$1,272	$657

See Accompanying Notes to Financial Statements

DIRECT EDI, LLC
STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2011 and 2010
(Unaudited; in thousands)

	Three Months Ended
	March 2011	March 2010
REVENUES	$1,255	$876

COST OF SALES	334	226

Gross Profit	921	650

OPERATING EXPENSES
Sales and marketing expenses	288	209

Research and Development	191	147

General and Administrative	224	176

Total Expenses	703	532

Net Income Before Income Tax Expense	$218	$118

Less: State Franchise Tax Expense	3	1

Net Income	$215	$117

See Accompanying Notes to Financial Statements

DIRECT EDI, LLC
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Three Months Ended March 31, 2011 and 2010
(Unaudited; in thousands)

	Three Months Ended
	March 2011	March 2010
COMMON STOCK
Beginning Balance, December 31, 2010 and 2009	$3	$3
Common Stock Issued during three months	—	—

Common Stock, Ending March 31	$3	$3

RETAINED EARNINGS
Beginning Balance, December 31, 2010 and 2009	$394	$22
Stockholder Distributions during three months	(192)	(38)
Net Income — Three months ending March 31	215	117

Retained Earnings, Ending, March 31	$417	$101

Total Stockholders’ Equity, March 31	$420	$104

See Accompanying Notes to Financial Statements

DIRECT EDI, LLC
STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2011 and 2010
(Unaudited; in thousands)

	Three Months Ended
	March 2011	March 2010
CASH FLOW FROM OPERATING ACTIVITIES
Net Income — Three Months Ended March 31	$215	$117
Adjustment of Net Income to Net Cash from Operating
Depreciation	2	2
Changes in operating assets and liabilities	(25)	52

Net Cash Provided by Operating	192	171

CASH FLOW FROM INVESTING ACTIVITIES
Acquisition of fixed assets	(5)	(20)

Net Cash (Used) by Investing	(5)	(20)

CASH FLOW FROM FINANCING ACTIVITIES
Increase (Decrease) in deferred revenue — LT	132	23
Distributions to owners	(192)	(38)

Net Cash (Used) by Financing	(60)	(15)

Net Increase in Cash	127	136

Beginning Cash — December 31, 2010 and 2009	916	325

Ending Cash — March 31, 2011 and 2010	$1,043	$461

Supplemental Disclosure Income Taxes Paid	$2	$—

See Accompanying Notes to Financial Statements

DIRECT EDI, LLC
Notes to Financial Statements (interim, unaudited)
For the Three Months Ended March 31, 2011 and 2010
Note 1. Basis of Presentation:
The accompanying unaudited financial statements of Direct EDI, LLC have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. It is in the opinion of management that the unaudited financial statements include all adjustments consisting of normal recurring accruals considered necessary for a fair presentation. Operating results of the three-month periods ended March 31, 2011 and 2010 are not necessarily indicative of the results that may be expected for the full fiscal year.
Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Note 2. Income Taxes:
For tax purposes, the Company has operated as an S Corporation through December 31, 2010. Effective January 1, 2011, the Company became an LLC. Accordingly all income and expenses have been reported to the shareholders, and the Company has no federal income tax liability or expense. California required certain minimum taxes on S Corporations and LLC’s, accordingly $3,000 of franchise tax was incurred for the three months ended March 31, 2011 and $1,000 for the three months ended March 31, 2010. The Company’s federal income tax returns are subject to examination by the Internal Revenue Service, generally for three years after they are filed, and by the California Franchise Tax Board, generally for four years after they are filed.
Note 3. Subsequent Events:
In May 2011, SPS Commerce, Inc. acquired substantially all of the assets of the Company.